                                                                    EXHIBIT 10.5

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                                                                      Void after

                                                               November 15, 2003

                        SOFTWARE TECHNOLOGIES CORPORATION

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

        This Warrant is issued to Andersen Consulting LLP ("AC") by Software Technologies Corporation, a California corporation (the "Company"), on November 16, 1999 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Warrant Purchase Agreement (the "Purchase Agreement") dated as of November 16, 1999.


        1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 800,000 fully paid and nonassessable shares of the Common Stock of the Company, as more fully described below. The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

        2. Purchase Price. The per share purchase price for the Shares shall be $8.00, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

        3. Exercise Period. This Warrant may be exercised at the sole discretion of AC (subject to the conditions set forth herein) upon the earliest to occur (the "Exercise Date") of (i) the date of the filing of a registration statement under the Securities Act of 1933, as amended, in connection with the issuance and sale of shares of the Company's Common Stock in the Company's first underwritten public offering, (ii) the date of an agreement (A) to sell or transfer all or substantially all of the Company's assets (an "Asset Sale"), or
(B) pursuant to which the Company is to be acquired by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company to persons or entities that were not shareholders of the Company prior to such transaction (a "Merger") or (iii) November 15, 2000; and this Warrant shall remain so exercisable until the earliest to occur of (x) November 15, 2003, (y) the date of the closing of the Company's Asset Sale, or (z) the date of the closing of the Company's Merger.

        Starting on the Exercise Date, this Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the amount of such shares that have vested in accordance with a vesting schedule to be agreed upon by the Company and AC. The holder of this Warrant understands that this Warrant shall only become exercisable at such times as the milestones set forth in such vesting schedule are achieved. In the event that this Warrant has not become exercisable as to an aggregate of at least 800,000 shares on or prior to May 15, 2000, then AC shall be obligated to make a one-time payment to the Company of $1.0 million. Such payment shall be made by AC to the Company by check or wire transfer no later than May 25, 2000. Any such payment made under this provision by AC shall have no effect on the exercisability of any portion of this Warrant that had previously become exercisable.

        4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                (1) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

                (2) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

        5. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                                    Y (A - B)
                                    ---------
                              X =       A

        Where

        X -- The number of shares of Common Stock to be issued to the holder of this Warrant.

        Y -- The number of shares of Common Stock as to which this Warrant is being exercised.

        A -- The fair market value of one share of the Company's Common Stock.

        B -- The Exercise Price (as adjusted to the date of such calculations).

        For purposes of this Paragraph 5, the fair market value of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share as shall be determined in good faith by the Company's Board of Directors. Notwithstanding the foregoing, in the event this Warrant is exercised pursuant to this paragraph after the date of the final prospectus for the Company's IPO and prior to the closing of such IPO, the fair market value of the Common Stock shall be equal to the public offering price set forth on the cover of the Company's prospectus.

        6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

        7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                (i) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                (ii) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                (iii) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

        9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        10. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

        11. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company its successors and assigns. This Warrant cannot be assigned by AC without the express written consent of the Company. Notwithstanding the foregoing, this Warrant may be assigned, sold or otherwise transferred to an affiliate of AC, and such assignment, sale or transfer shall not require the consent of the Company so long as such assignment, sale or transfer complies with applicable laws, rules and regulations.

        12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and AC. Any waiver or amendment effected in accordance with this Section shall be binding upon AC, each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

        13. Market Stand-off Agreement. The holder of this Warrant agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Act with respect to the Company's initial public offering. The holder of this Warrant further agrees to execute any standard lock-up agreement that the underwriters require in connection with such offering. The Company may impose stop-transfer instructions with respect to the Common Stock (or securities) subject to the foregoing restriction until the end of said period.

        14. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

                                            SOFTWARE TECHNOLOGIES CORPORATION


                                            By: /S/ JAMES DEMETRIADES
                                               ---------------------------------
                                               James Demetriades
                                               Chief Executive Officer

                        SOFTWARE TECHNOLOGIES CORPORATION
                             404 E. HUNTINGTON DRIVE
                               MONROVIA, CA 91016


                                November 16, 1999


Andersen Consulting LLP
1661 Page Mill Road
Palo Alto, CA  94304


        Re: WARRANT TO PURCHASE SHARES OF COMMON STOCK

Ladies and Gentlemen:

        This is to confirm that the shares of Common Stock of Software Technologies Corporation (the "Company") that may be purchased upon exercise of that certain Warrant to Purchase Shares of Common Stock dated as of November 16, 1999 (the "Warrant") issued by the Company to Andersen Consulting LLP shall become exercisable in accordance with the Warrant Exercise Schedule attached hereto. This letter and the attached schedule are being provided pursuant to
Section 3 of the Warrant.



                                          Sincerely,

                                          SOFTWARE TECHNOLOGIES CORPORATION



                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------


Agreed to:

ANDERSEN CONSULTING LLP


By:
   ----------------------------------
Title:
      -------------------------------

                    STC WARRANT ISSUED TO ANDERSEN CONSULTING
                            WARRANT EXERCISE SCHEDULE




-------------------------------------------------------------------------------------------------------------------
Category                    Activity                  Metric*                         Number of Shares Vesting
-------------------------------------------------------------------------------------------------------------------
Program Management          Program Manager           AC will appoint a               A total of 200,000
                                                      full-time alliance              shares in the
                                                      manager to manage this          aggregate will vest
                                                      program (Janet Johnson)         for all of the Program
                                                                                      Management Activities,
                                                                                      and will be deemed to
                                                                                      vest upon signing of the
                                                                                      warrant purchase
                                                                                      agreement.
-------------------------------------------------------------------------------------------------------------------
                            Program Partner           AC will appoint a
                                                      partner  to manage and          See  above
                                                      oversee this program
                                                      (Christy Bass)
-------------------------------------------------------------------------------------------------------------------
                            Marketing Professional    AC will appoint a               See above
                                                      marketing professional to
                                                      support this program
                                                      as needed
-------------------------------------------------------------------------------------------------------------------
Marketing Activities        White Paper               AC will prepare a               50,000
                                                      "White Paper" addressing
                                                      EAI and describing client
                                                      engagements where STC and
                                                      AC have worked together &
                                                      created value.
-------------------------------------------------------------------------------------------------------------------
                            Capability Brochure       AC will prepare a               50,000
                                                      Capability Brochure
                                                      highlighting the STC/AC
                                                      relationship and
                                                      combined skills
-------------------------------------------------------------------------------------------------------------------
                            Press Release             AC will prepare a press         50,000
                                                      release announcing its
                                                      relationship with STC
-------------------------------------------------------------------------------------------------------------------
                            Internal Marketing re:    AC will develop and             50,000
                            AC Portal                 distribute an internal
                                                      communication aimed at
                                                      partners, announcing
                                                      STC's involvement in
                                                      AC's global portal
-------------------------------------------------------------------------------------------------------------------
                            Internal Marketing to     AC will develop and             50,000
                            AC Personnel              distribute internal
                                                      communications to
                                                      introduce the AC/STC
                                                      relationship, to announce
                                                      the successful completion
                                                      of Global Portal, and to
                                                      introduce the PeopleSoft
                                                      and Siebel Intelligent
                                                      Bridge
-------------------------------------------------------------------------------------------------------------------
                            Client Success            AC will work with STC           50,000
                            Testimonial               to organize and prepare
                                                      a Business Benefits
                                                      Testimonial from a client      ,
                                                      for internal and external
                                                      marketing initiatives
                                                      (electronic or
                                                      paper-based)
-------------------------------------------------------------------------------------------------------------------
                            Solution Centers          AC will provide STC             10,000 per solution
                                                      with access to AC               center, with up to 5
                                                      Solution Centers and            allowed (Total is
                                                      personnel for                   20,000 if 2 centers,
                                                      demonstration of STC            etc., up to 50,000 if
                                                      products                        5 centers)
-------------------------------------------------------------------------------------------------------------------
                            Internal Training         AC will work with STC           50,000
                            Program                   to create an internal
                                                      training program for AC
                                                      professionals on STC
                                                      products
-------------------------------------------------------------------------------------------------------------------
Market Offering             Creation of Market        AC will use STC                 B2B marketspace--150,000
                            Offerings                 software in at least            CRM LOB--100,000
                                                      five market offerings,          FSI GMU--100,000
                                                      which will typically            Any two others--75,000
                                                      include the following           each
                                                      components: 1) STC

-------------------------------------------------------------------------------------------------------------------
                                                      software is "embedded"
                                                      in market offering
                                                      solution; 2) STC is
                                                      installed in the
                                                      solution center
                                                      showcasing the market
                                                      offering; 3) Market
                                                      offering personnel are
                                                      trained in STC; and 4)
                                                      AC will issue a media
                                                      announcement relating
                                                      to these facts
-------------------------------------------------------------------------------------------------------------------
Field Engagement            Introductions             AC will make up to 60           9,000 per introduction
                                                      opportunity                     (maximum earn is
                                                      introductions of an STC         540,000) (36,000
                                                      representative to AC            deemed earned upon
                                                      client partners and/or          signing of the warrant
                                                      clients, as the case            purchase agreement due
                                                      may be.                         to introductions
                                                                                      already made at Dow,
                                                                                      SCI Investment, Ford
                                                                                      and American Family
                                                                                      Insurance)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


*Each metric will be deemed to be achieved and the related portion of the Warrant shall become vested upon the mutual written consent of the Company and AC. In order for the corresponding portion of the Warrant to become exercisable, the metric must be achieved on or prior to May 15, 2000.